As filed with the Securities and Exchange Commission on September 12, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENSTAR GROUP LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

P.O. Box HM 2267

Windsor Place, 3rd Floor

22 Queen Street

Hamilton HM JX

Bermuda

(Address of principal executive office, including zip code)

(441) 292-3645

(Registrant’s telephone number, including area code)

Enstar (US) Inc.

411 Fifth Avenue, Floor 5

New York, NY 10016

(212) 790-9700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert C. Juelke, Esq.

Drinker Biddle & Reath LLP

One Logan Square, Suite 2000

Philadelphia, PA 19103-6996

(215) 988-2759

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities	(1)	(1)	(1)	(1)(2)

(1)	Omitted pursuant to General Instruction II.E of Form S-3. An indeterminate aggregate initial offering price and amount of debt securities as may from time to time be offered at indeterminate prices is being registered pursuant to this registration statement.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the registration fee.

PROSPECTUS

ENSTAR GROUP LIMITED

Debt Securities

We may offer debt securities from time to time. We may offer the debt securities in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus.

Specific terms of these debt securities will be provided in one or more supplements to this prospectus. We urge you to carefully read this prospects and any applicable accompanying prospectus supplement, together with the documents we incorporate by reference.

This prospectus may not be used to offer and sell debt securities unless accompanied by a prospectus supplement, which will contain specific information about those debt securities and their offering.

Investing in our debt securities involves certain risks. You should carefully consider the risk factors included and incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our debt securities.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 12, 2014

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these debt securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The terms “Enstar,” “we,” “us,” “our,” the “Company” or similar references refer to Enstar Group Limited and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires. The terms “debt securities” or “securities” refer to any debt security that we might sell under this prospectus or any prospectus supplement. References to “$” and “dollars” are to United States dollars.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell the debt securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of those documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the later-dated document modifies or supersedes the earlier statement.

You should read both this prospectus and any applicable prospectus supplement together with the additional information about our Company to which we refer you in the section of this prospectus entitled “Where You Can Find More Information” before deciding to invest in any of the debt securities being offered.

This prospectus contains summaries of certain provisions contained in key documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been, or will be, filed and included or incorporated by reference in the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

THE COMPANY

Enstar Group Limited is a Bermuda-based holding company that was formed in 2001 and became publicly traded in 2007. We are listed on the NASDAQ Global Select Market under the ticker symbol “ESGR.” Enstar and our operating subsidiaries acquire and manage diversified insurance businesses through a network of service companies in Bermuda, the United States, the United Kingdom, Continental Europe, Australia, and other international locations.

Our principal executive offices are located at Windsor Place, 3rd Floor, 22 Queen Street, Hamilton HM JX, Bermuda, and our telephone number is (441) 292-3645.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to our financial condition, results of operations, business strategies, operating efficiencies, competitive positions, growth opportunities, plans and objectives of our management, as well as the markets for our securities and the insurance and reinsurance sectors in general. Statements that include words such as “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe,” “would,” “should,” “could,” “seek,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. All forward-looking statements are necessarily estimates or expectations, and not statements of historical fact, reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward looking statements should, therefore, be considered in light of various important factors, including those set forth in this prospectus and the documents incorporated by reference herein.

Factors that could cause actual results to differ materially from those suggested by the forward looking statements include, but are not limited to, the following:

•	risks associated with implementing our business strategies and initiatives;

•	risks that we may require additional capital in the future, which may not be available or may be available only on unfavorable terms;

•	the adequacy of our loss reserves and the need to adjust such reserves as claims develop over time;

•	risks relating to the availability and collectability of our reinsurance;

•	changes and uncertainty in economic conditions, including interest rates, inflation, currency exchange rates, equity markets and credit conditions, which could affect our investment portfolio, our ability to finance future acquisitions and our profitability;

•	the risk that ongoing or future industry regulatory developments will disrupt our business, affect the ability of our subsidiaries to operate in the ordinary course or to make distributions to us, or mandate changes in industry practices in ways that increase our costs, decrease our revenues or require us to alter aspects of the way we do business;

•	losses due to foreign currency exchange rate fluctuations;

•	increased competitive pressures, including the consolidation and increased globalization of reinsurance providers;

•	emerging claim and coverage issues;

•	lengthy and unpredictable litigation affecting assessment of losses and/or coverage issues;

•	continued availability of exit and finality opportunities provided by solvent schemes of arrangement;

•	loss of key personnel;

•	the ability of our subsidiaries to distribute funds to us and the resulting impact on our liquidity;

•	changes in our plans, strategies, objectives, expectations or intentions, which may happen at any time at management’s discretion;

•	operational risks, including system or human failures and external hazards;

•	risks relating to our acquisitions, including our ability to successfully price acquisitions, evaluate opportunities, address operational challenges, support our planned growth and assimilate acquired companies into our internal control system in order to maintain effective internal controls, provide reliable financial reports and prevent fraud;

•	risks relating to our ability to obtain regulatory approvals, including the timing, terms and conditions of any such approvals, and to satisfy other closing conditions in connection with our acquisition agreements, which could affect our ability to complete acquisitions;

•	risks relating to our life and annuities business, including mortality and morbidity rates, lapse rates, the performance of assets to support the insured liabilities, and the risk of catastrophic events;

•	risks relating to our active underwriting businesses, including unpredictability and severity of catastrophic and other major loss events, failure of risk management and loss limitation methods, the risk of a ratings downgrade, cyclicality of demand and pricing in the insurance and reinsurance markets;

•	our ability to implement our strategies relating to the active underwriting market;

•	risks relating to our ability to structure our investments in a manner that recognizes our liquidity needs;

•	tax, regulatory or legal restrictions or limitations applicable to us or the insurance and reinsurance business generally;

•	changes in tax laws or regulations applicable to us or our subsidiaries, or the risk that we or one of our non-U.S. subsidiaries become subject to significant, or significantly increased, income taxes in the United States or elsewhere;

•	changes in Bermuda law or regulation or the political stability of Bermuda; and

•	changes in accounting policies or practices.

The factors listed above should be not construed as exhaustive and should be read in conjunction with the risks and uncertainties referred to in the “Risk Factors” section below. We undertake no obligation to publicly update or review any forward looking statement, whether to reflect any change in our expectations with regard thereto, or as a result of new information, future developments or otherwise, except as required by law.

RISK FACTORS

Investing in our securities involves risks. Before investing in our securities, you should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds of any sale of securities for general corporate purposes, including, but not limited to, funding for acquisitions, working capital and other business opportunities. Until we use the net proceeds in the manner described above, we may temporarily use them to make cash and short duration fixed maturity investments.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated.

	Six Months Ended June 30, 2014	Fiscal Year Ended December 31,
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	12.3x	17.8x	22.2x	18.8x	24.4x	9.4x

Earnings consist of pre-tax earnings from continuing operations before adjustment for noncontrolling interest and income from equity investees, plus fixed charges, plus distributed income of equity investees, minus noncontrolling interest pre-tax earnings of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expense and an estimate of the interest within rent expense.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities from time to time under this prospectus and one or more prospectus supplements. We will issue the debt securities pursuant to a senior debt indenture to be entered into between Enstar Group Limited and The Bank of New York Mellon, as trustee.

This section summarizes the material provisions of the indenture and the debt securities. However, because it is a summary, it does not describe every aspect of the indenture or the debt securities, and is subject to, and is qualified in its entirety by reference to, all provisions of the indenture, the form of which has been filed with the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain a copy of the form of the indenture.

The following description sets forth certain general terms and provisions of the debt securities that we may offer under a prospectus supplement. The particular terms and provisions of the debt securities offered by the related prospectus supplement and the extent, if any, to which such general terms and provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.

The debt securities will represent unsecured general obligations of the Company and will rank equally with all of our other existing and future senior and unsecured, unsubordinated indebtedness. The debt securities will rank senior to our subordinated indebtedness, if any.

Because we are a holding company and a significant part of our operations is conducted through subsidiaries, a significant portion of our cash flow, and consequently our ability to service debt, including the debt securities, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers.

In addition, holders of the debt securities will have a junior position to claims of creditors against our subsidiaries, including policy holders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders, except to the extent that we are recognized as a creditor of our related subsidiary. Any claims of the Company as the creditor of such subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary that is structurally senior to that held by us.

There are legal restrictions on payments of dividends and other distributions to shareholders that may affect our subsidiaries’ ability to transfer funds to Enstar. In addition, insurance companies, including some of the Company’s direct and indirect subsidiaries, are subject to further insurance regulations that, among other things, may require those companies to maintain certain levels of equity, and further restrict the amount of dividends and other distributions that may be paid to Enstar. The rights of our creditors (including the holders of our debt securities) to participate in distributions on shares owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

For purposes of this “Description of Debt Securities” section of this prospectus, references to the terms “Enstar Group Limited,” “Enstar,” the “Company,” “we,” “us” and “our” refer only to Enstar Group Limited and not to any of its subsidiaries unless we specify or the context clearly indicates otherwise.

Terms and Conditions of the Series of Debt Securities

The indenture does not limit the amount of debt securities that we may incur. We may issue as many distinct series of debt securities under the indenture as we wish. Unless otherwise specified in a prospectus supplement, we may issue debt securities of the same series as an outstanding series of debt securities without the consent of holders of securities in the outstanding series. Any additional debt securities so issued will have the same terms as the existing debt securities of the same series in all respects (except for certain terms and conditions permitted to vary under certain provisions of the indenture including, for example, the issuance date, the date upon which interest begins accruing and, in some cases, the first interest payment on the new series), so that such additional debt securities will increase the aggregate principal amount of, and will be consolidated and form a single series with, the existing debt securities of the same series.

We will provide a prospectus supplement to accompany this prospectus for each series of debt securities that we offer. In the prospectus supplement, we will describe the terms and conditions of the series of debt securities that we are offering, which may vary from the terms described in this prospectus and may include some or all of the following:

•	the specific designation of the series of debt securities being offered, the aggregate principal amount of debt securities of such series, including whether such debt securities will be issued with original issue discount, the purchase price for the debt securities and the denominations of the debt securities;

•	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	the date or dates upon which the debt securities are payable;

•	the interest rate or rates applicable to the debt securities or the method for determining such rate or rates, whether the rate or rates are fixed or variable and the dates on which interest will be payable;

•	the place or places where the principal of, any premium and any interest on the debt securities will be payable;

•	any mandatory or optional redemption and any make-whole amount (if applicable), repayment or sinking fund provisions applicable to the debt securities. A redemption or repayment provision could either obligate or permit us to buy back the debt securities on terms that we designate in the prospectus supplement, with or without payment of a make-whole amount. A sinking fund provision could either obligate or permit us to set aside a certain amount of assets for payments upon the debt securities, including payment upon maturity of the debt securities or payment upon redemption of the debt securities;

•	whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security;

•	any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium and any interest on bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities. A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;

•	whether we are issuing the debt securities in whole or in part in global form. If debt securities are issued in global form, the prospectus supplement will disclose the identity of the depositary for such debt securities and any terms and conditions applicable to the exchange of debt securities in whole or in part for other definitive securities. Debt securities in global form are discussed in greater detail below under “Global Debt Securities”;

•	any Bermuda and U.S. federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplement, in foreign currencies, or units based on or related to foreign currencies;

•	any proposed listing of the debt securities on a securities exchange;

•	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the indenture, by depositing money or U.S. government obligations with the trustee of the indenture;

•	the names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

•	any right we may have to defer payments of interest on the debt securities;

•	any additions or changes in the covenants and definitions in the indenture, including any restrictions on our ability to incur debt, redeem our stock, grant liens or merge or sell our assets; and

•	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable (as determined by the Company) under applicable laws or regulations.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special U.S. federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Consolidation, Merger, Amalgamation and Sale of Assets

Unless we inform you otherwise in a prospectus supplement, we will not (1) consolidate with or merge or amalgamate into a third party, or (2) sell, assign, convey, transfer or lease all or substantially all of our properties and assets to any third party, other than a direct or indirect wholly owned subsidiary, unless:

•	we are the continuing entity in the transaction or, if not, unless the successor entity expressly assumes our obligations on the securities and under the indenture;

•	immediately following the completion of the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, would occur and be continuing; and

•	we have fulfilled any other requirements under the indenture.

Limitation on Liens on Stock of Significant Subsidiaries

Unless otherwise specified in the applicable prospectus supplement, we may not, nor may we permit any subsidiary to, create, incur, assume or guarantee or otherwise permit to exist any indebtedness secured by any lien on any shares of capital stock of any significant subsidiary, unless we provide, concurrently with or prior to the creation, incurrence, assumption or guarantee of such indebtedness, that the debt securities are secured equally and ratably with such indebtedness for at least the time period such other indebtedness is so secured.

The term “significant subsidiary” means any present or future consolidated majority-owned subsidiary that meets condition (2) set forth under Rule 405 under the Securities Act (substituting 5 percent for 10 percent in the test used therein), provided that the test shall be conducted as of the end of the most recent fiscal quarter for which financial statements of the Company are available.

The term “lien” means any mortgage, pledge, lien, charge, security interest or other encumbrance of any nature whatsoever.

The term “indebtedness” means, with respect to any person:

•	the principal of and any premium and interest on (a) indebtedness of such person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

•	all capitalized lease obligations of such person;

•	all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

•	all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described above) entered into in the ordinary course of business to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

•	all obligations of the type referred to above in this bulleted list of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise, the amount thereof being deemed to be the lesser of the stated recourse, if limited, and the amount of the obligations or dividends of the other person;

•	all obligations of the type referred to above in this bulleted list of other persons secured by any lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of value of such property or assets or the amount of the obligation so secured; and

•	any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as indebtedness above in this bulleted list.

Events Of Default

Unless we provide other or substitute events of default in a prospectus supplement, the following events will constitute an event of default under the indenture with respect to a series of debt securities:

•	a default in payment of principal or any premium, if any, when due and payable; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•	a default in payment of any interest beyond the date when due and payable, continuing for a period of 30 days; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•	a default in payment of any sinking fund installment when due;

•	a failure to observe or perform any of our other obligations under the debt securities or the indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 60 days written notice of the failure;

•	default under any other indenture, mortgage, bond, debenture, note or other instrument, under which we or our subsidiaries may incur recourse indebtedness for borrowed money resulting in acceleration of more than $75,000,000 in principal amount (after giving effect to any and all grace periods) and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization.

If an event of default described in the last bullet point above occurs, then the principal amount of the debt securities shall be immediately due and payable without any declaration or any other action on the part of the trustee or any holder.

If an event of default described in any other bullet point above occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of each affected series of debt securities issued under the indenture, treated as one class, may declare the principal and accrued interest of all the affected debt securities to be due and payable immediately. In order to declare the principal amount of the debt securities due and immediately payable, the trustee or the holders must deliver a notice that satisfies the requirements of the indenture. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount of the debt securities.

An event of default will be deemed waived at any time after a declaration of acceleration but before a judgment for payment of the money due has been obtained if:

•	we have paid or deposited with the trustee all overdue interest, the principal and any premium due otherwise than by the declaration of acceleration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, and all amounts due to the trustee; and

•	all events of default, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived.

Upon conditions specified in the indenture, however, the holders of a majority in principal amount of the affected outstanding series of debt securities, or of all the debt securities as the case may be, may waive past defaults under the indenture or rescind and annul an acceleration. Such a waiver, rescission or annulment may not occur where there is a continuing default in payment of principal, any premium or interest on the affected debt securities.

The indenture entitles the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.

Subject to the right of the trustee to indemnification as described above and except as otherwise described in the indenture, the indenture provides that the holders of a majority of the aggregate principal amount of the affected outstanding debt securities of each series, treated as one class, may direct the time, method and place of any proceeding to exercise any right or power conferred in the indenture or for any remedy available to the trustee.

The indenture provides that no holders of debt securities may institute any action against us, except for actions for payment of overdue principal, any premium or interest, unless:

•	such holder previously gave written notice of the continuing default to the trustee;

•	the holders of at least 25% in principal amount of the outstanding debt securities of each affected series, treated as one class, asked the trustee to institute the action and offered indemnity to the trustee for doing so;

•	the trustee did not institute the action within 60 days of the request; and

•	the holders of a majority in principal amount of the outstanding debt securities of each affected series, treated as one class, did not direct the trustee to refrain from instituting the action.

The indenture provides that we will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.

Payment of Additional Amounts

Unless we otherwise describe in a prospectus supplement, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction (including any such withholding or deduction from such additional amounts), will not be less than the amount provided for in such debt security or in the indenture to be then due and payable.

We will not be required to pay any additional amounts for or on account of:

(1) any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented, where presentation is required, such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(4) any combination of items (1), (2) and (3).

In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the debt security.

Redemption for Tax Purposes

Unless we otherwise describe in a prospectus supplement, we may redeem the debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, at any time we receive an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any taxing jurisdiction (or of any political subdivision or taxation authority affecting taxation) or any change in the application or official interpretation of such laws, regulations or rulings, or (2) any action taken by a taxing authority of Bermuda or any taxing jurisdiction (or any political subdivision or taxing authority affecting taxation) which action is applied generally or is taken with respect to the Company, or (3) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction (or any political subdivision) whether or not such decision was rendered with respect to us, there is a substantial probability that we will be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in “Payment of Additional Amounts” above and such requirement cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue as of the date fixed for redemption unless we default in the payment of the redemption price.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, we can discharge and defease our obligations under the indenture and debt securities as set forth below and as provided in the indenture. For purposes of the indenture, obligations with respect to debt securities are discharged and defeased when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the indenture with respect to the debt securities. Covenant defeasance occurs when we are released from performing any further obligations under specific covenants in the indenture relating to the debt securities.

If provided for in the prospectus supplement, we may elect to defease and be discharged from any and all future obligations with respect to debt securities of a particular series or debt securities within a particular series (1) if the debt securities remain outstanding and have not been delivered to the trustee for cancellation and (2) have either become due and payable or are by their terms due and payable, or scheduled for redemption, within one year. We may make such discharge and defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the debt securities when due.

If provided for in the prospectus supplement, we may elect to defease and be discharged from our specific obligations with respect to the covenants, including under “Consolidation, Merger, Amalgamation and Sale of Assets” and “Limitation on Liens on Stock of Significant Subsidiaries.” We may make this covenant discharge and defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the debt securities when due.

As a condition to any discharge and defeasance or covenant discharge and defeasance, we must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the discharge and defeasance and will be taxed by the U.S. federal government on the same amounts, in the same manner, and at the same times as if such discharge and defeasance had not occurred. This opinion of counsel, in the case of discharge and defeasance of any and all obligations with respect to any debt securities, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

We may exercise our discharge and defeasance option notwithstanding any prior covenant discharge and defeasance upon the affected debt securities. If we exercise our discharge and defeasance option, payment of the affected debt securities may not be accelerated because of an event of default. If we exercise our covenant discharge and defeasance option, payment of the affected debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants which have been discharged and defeased. If, however, acceleration of the indebtedness under the debt securities occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors. However, we would remain liable to make payment of such amounts due at the time of acceleration.

Modification of the Indenture

Changes Not Requiring Holder Approval. The indenture provides that we and the trustee may enter into one or more supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;

•	evidence a successor person’s assumption of our obligations under the indenture and the debt securities;

•	add covenants or other provisions that protect holders of debt securities;

•	cure any ambiguity or inconsistency in the indenture, or between the indenture and the prospectus or any applicable prospectus supplement, or to make any other provision with respect to matters or questions arising under the indenture, provided that such correction does not materially and adversely affect the holders of the debt securities;

•	establish forms or terms for debt securities of any series;

•	evidence a successor trustee’s acceptance of appointment; or

•	make any other change that does not materially and adversely affect the holders of debt securities.

Changes Requiring a Majority Vote. The indenture also permits us and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding affected debt securities of all series issued under the indenture, voting as one class, to change, in any manner, the indenture and the rights of the holders of debt securities issued under the indenture, except for the changes described immediately below.

Changes Requiring Approval of All Holders. The consent of each holder of an affected debt security is required for changes that:

•	extend the stated maturity of, or reduce the principal of any debt security;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable upon redemption;

•	change the currency in which the principal, any premium or interest is payable;

•	reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

•	impair the right to institute a suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

•	for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the related prospectus supplement.

•	debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of a specified series that are entitled to vote or take other action under the indenture, such as with respect to changes to the indenture and/or debt securities or the waiver of certain covenants. If we set a record date for this purpose, such record date must be not more than 60 days nor less than 5 days prior to the proposed date of such vote and only holders of such series of record on such record date shall be entitled to vote or give consent or revoke such vote or consent.

Conversion Rights

If applicable, the terms of debt securities of any series that are convertible into or exchangeable for our ordinary shares or our other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder, or at our option. These terms may include provisions pursuant to which the number of shares of our common stock or our other securities to be received by the holders of debt securities would be subject to adjustment. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and our bye-laws.

Global Debt Securities

We may issue registered debt securities in global form. This means that one “global” debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.

We will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in the applicable prospectus supplement. Any person holding an interest in the global debt security through the depositary will be considered the “beneficial” owner of that interest. A “beneficial” owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of the beneficial owner in the security is considered the “beneficial interest.” We will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.

The depositary or its nominee may only transfer a global debt security in its entirety and only in the following circumstances:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or to another nominee of the depositary; or

•	by the depositary or the nominee of the depositary to a successor of the depositary or to a nominee of the successor.

These restrictions on transfer would not apply to a global debt security after the depositary or its nominee, as applicable, exchanged the global debt security for registered debt securities issued in definitive form.

We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global security.

Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant’s account on the depositary’s book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.

Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that purchasers of securities regulated by the laws of those states take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.

As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Owners of beneficial interests in a registered global security generally will not:

•	be entitled to have the debt securities represented by the registered global security registered in their own names;

•	receive or be entitled to receive physical delivery of the debt securities in definitive form; or

•	be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder of debt securities is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

We will make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee. None of Enstar, the trustee or any other agent of Enstar or of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any registered global security, upon receipt of any payment of principal, premium or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary.

We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.

We will issue our debt securities in definitive form in exchange for a registered global security if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and if a successor depositary registered as a clearing agency under the Exchange Act is not appointed within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive form in exchange for the registered global security.

We will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the trustee. We expect that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.

We also may issue bearer debt securities of a series in global form. We will deposit these global bearer senior securities with a common depositary or with a nominee for the depositary identified in the prospectus supplement relating to the series. We will describe the specific terms and procedures of the depositary arrangement for the bearer debt securities in the prospectus supplement relating to the series. We also will describe in the applicable prospectus supplement any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable, in which case the Trust Indenture Act will govern. Any action arising out of the indenture or the debt securities may be brought in any state or federal court in the Borough of Manhattan, The City of New York.

Regarding the Trustee

The Bank of New York Mellon acts as trustee under the indenture. We and certain of our subsidiaries have in the past and may from time to time in the future utilize the commercial banking, custodial and/or other investment-related services regularly offered by the trustee or its affiliates in the ordinary course of our business.

PLAN OF DISTRIBUTION

We may sell our securities on a continuous or delayed basis in any one or more of the following ways from time to time:

•	through agents;

•	through dealers;

•	to or through underwriters;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

The applicable prospectus supplement will state the terms of the offering of the debt securities, including:

•	the place and time of delivery of the securities;

•	the name or names of any underwriters, dealers or agents and the respective amounts of securities underwritten or purchased by them;

•	the initial public offering price of the securities;

•	the applicable agent’s commission, dealer’s purchase price or underwriter’s discount; and

•	any exchange on which the securities being offered will be listed, if applicable.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell securities as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Each series of securities will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters, dealers and their affiliates may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, certain legal matters with respect to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda, and certain legal matters with respect to U.S. law will be passed upon for us by Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Enstar Group Limited as of December 31 2013 and 2012 and for each of the years in the two-year period ended December 31, 2013 and financial statement Schedules I, II, III, IV, and VI, as of December 31, 2013 and 2012 and for each of the years in the two year period ended December 31, 2013 incorporated in this prospectus by reference from Enstar Group Limited’s Annual Report on Form 10-K for the year ended December 31, 2013 and the effectiveness of Enstar Group Limited’s internal control over financial reporting have been audited by KPMG Audit Limited, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Enstar Group Limited for the year ended December 31, 2011 and the related financial statement schedule for the year ended December 31, 2011 incorporated in this prospectus by reference from Enstar Group Limited’s Annual Report on Form 10-K for the year ended December 31, 2013 have been audited by Deloitte & Touche Ltd., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Arden Reinsurance Company Ltd. as of and for the years ended December 31, 2012 and 2011, incorporated in this prospectus by reference from Enstar Group Limited’s Current Report on Form 8-K filed on September 12, 2014, have been audited by Ernst & Young Ltd., independent auditors, as set forth in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Atrium Underwriting Group Ltd. for the year ended December 31, 2012 incorporated in this prospectus by reference from Enstar Group Limited’s Current Report on Form 8-K filed on September 12, 2014 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. The SEC also maintains an Internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information we file electronically with the SEC.

Additionally, we make our SEC filings available, free of charge, on our website at www.enstargroup.com/sec.cfm as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than the filings incorporated by reference in this prospectus, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to our ordinary shares.

We are “incorporating by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference in this prospectus is legally deemed to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information included in this prospectus and the documents listed below. We incorporate the documents listed below:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 3, 2014;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014, filed with the SEC on May 9, 2014, and June 30, 2014, filed with the SEC on August 11, 2014;

•	Our Current Reports on Form 8-K, filed with the SEC on March 12, 2014, March 25, 2014, April 4, 2014, June 13, 2014, August 14, 2014, September 2, 2014 and September 12, 2014, and our Current Report on Form 8-K/A, filed with the SEC on February 11, 2014;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement filed on April 29, 2014; and

•	All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial registration statement of which this prospectus forms a part until all of the securities being offered under this prospectus or any prospectus supplement are sold (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K).

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to us at the following address or telephone number:

Enstar Group Limited

P.O. Box HM 2267

Windsor Place, 3rd Floor

22 Queen Street

Hamilton HM JX

Bermuda

(441) 292-3645

Attention: Corporate Secretary

ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS AND OTHER MATTERS

We are a Bermuda exempted company. In addition, some of our directors and some of the named experts referred to in this prospectus are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws. However, we may be served with process in the U.S. with respect to actions against us arising out of or in connection with violations of U.S. securities laws relating to offers and sales of the securities made hereby by serving Enstar (US) Inc., 411 Fifth Avenue, Floor 5, New York, NY 10016, our U.S. agent. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all fees and expenses expected to be incurred by the registrant in connection with the offerings described in this registration statement.

SEC Registration Fee	$ (1)
Legal Fees and Expenses	(2)
Trustee’s fees and expenses	(2)
Accounting Fees and Expenses	(2)
Printing Expenses	(2)
Miscellaneous	(2)

Total	$(2)

(1)	Omitted because the registration fee is being deferred pursuant to Rule 456(b).
(2)	Not presently known.

Item 15.	Indemnification of Directors and Officers.

Section 98 of the Bermuda Companies Act of 1981, as amended (the “Act”), provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability that by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from the fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Act.

Section 53 of our Fourth Amended and Restated Bye-laws (our “Bye-laws”) provides that all of our directors and officers will be indemnified and held harmless out of our assets from and against all losses incurred by such persons in connection with the execution of their duties as directors and officers, except that such indemnity will not extend to any matter in which such person is found, in a final judgment or decree not subject to appeal, to have committed fraud or dishonesty. In addition, our Bye-laws provide that each shareholder waives any claim, whether individually or on behalf of Enstar, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for us or any of our subsidiaries, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer.

Our Bye-laws also provide our acknowledgment that the director designated by certain affiliates of Goldman, Sachs & Co. (“GS”) pursuant to the Investment Agreement dated April 20, 2011 between GS and Enstar (the “Investment Agreement”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by GS and certain of its affiliates. Under our Bye-laws, we have agreed that we are the indemnitor of first resort with respect to any actions, costs, charges, losses, damages or expenses incurred or sustained in connection with the execution by such director of his duties as a director of Enstar, that our duties to advance and pay expenses under our Bye-laws shall apply without regard to any rights such person may have against GS and certain of its affiliates, and that we have waived and released GS and certain of its affiliates from any and all claims for contribution, subrogation or any other recovery in connection therewith. As a result, just as we would indemnify any of our other directors, we would indemnify the director designated by GS rather than requiring him to first pursue indemnification from other parties.

We also have entered into indemnification agreements with our directors and certain officers, which provide, among other things, that we will, to the extent permitted by applicable law, indemnify and hold harmless each indemnitee if, by reason of such indemnitee’s status as one of our directors or officers, such indemnitee was, is or is threatened to be made a party or participant in any threatened, pending or completed proceeding, whether of a civil, criminal, administrative, regulatory or investigative nature, against all judgments, penalties, fines, excise taxes, interest and amounts paid in settlement and incurred by such indemnitee in connection with such proceeding. In addition, each indemnification agreement provides for the advancement of expenses incurred by the indemnitee in connection with any proceeding covered by the agreement, subject to certain exceptions. None of the indemnification agreements precludes any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including but not limited to, any rights arising under our governing documents, or any other agreement, any vote of our shareholders or any applicable law.

We have entered into employment agreements with our four executive officers that each contain provisions requiring us to indemnify and defend these executive officers to the fullest extent permitted by law and under our governing documents.

Section 98A of the Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such purpose.

From and after January 31, 2007, which was the effective time of our merger with The Enstar Group, Inc., we agreed to indemnify and hold harmless all past and present directors, officers, employees and agents of The Enstar Group, Inc. and its subsidiaries before the consummation of the merger for losses in connection with any action arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such at or before the effective time of the merger. We will indemnify or advance expenses to such persons to the same extent such persons were indemnified or had the right to advancement of expenses under The Enstar Group, Inc.’s articles of incorporation, bylaws and indemnification agreements, if any, as these documents existed on the date of the merger, and to the fullest extent permitted by law.

Item 16.	Exhibits.

See Exhibit Index attached hereto and incorporated by reference.

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hamilton, Bermuda on September 12, 2014.

ENSTAR GROUP LIMITED

By:	/s/ Dominic F. Silvester
Dominic F. Silvester Chief Executive Officer

Each person whose signature appears below constitutes and appoints Dominic F. Silvester and Richard J. Harris, and each of them, his true and lawful attorneys-in-fact and agent, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date set forth above.

/s/ Dominic F. Silvester	/s/ Richard J. Harris
Dominic F. Silvester Chief Executive Officer and Director	Richard J. Harris Chief Financial Officer (signing in his capacity as both principal financial officer and principal accounting officer)

/s/ Robert J. Campbell	/s/ James D. Carey
Robert J. Campbell Chairman and Director	James D. Carey Director

/s/ Kenneth J. LeStrange	/s/ Kenneth W. Moore
Kenneth J. LeStrange Director	Kenneth W. Moore Director

/s/ Paul J. O’Shea	/s/ Sumit Rajpal
Paul J. O’Shea Director	Sumit Rajpal Director

S-1

EXHIBIT INDEX

Exhibit No.	Description of Document

1.1*	Form of Underwriting Agreement.

3.1	Memorandum of Association of Enstar Group Limited (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-K/A filed on May 5, 2011).

3.2	Fourth Amended and Restated Bye-Laws of Enstar Group Limited (incorporated by reference to Exhibit 3.2(b) of the Company’s Form 10-Q filed on August 11, 2014).

3.3	Certificate of Designations for the Series A Convertible Participating Non-Voting Perpetual Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on April 21, 2011).

3.4	Certificate of Designations for the Series B Convertible Participating Non-Voting Perpetual Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on July 9, 2013).

4.1+	Form of Indenture to be entered into between Enstar Group Limited and The Bank of New York Mellon, as Trustee.

5.1+	Opinion of Conyers Dill & Pearman Limited.

5.2+	Opinion of Drinker Biddle & Reath LLP.

12.1+	Computation of Ratio of Earnings to Fixed Charges.

23.1+	Consent of KPMG Audit Limited.

23.2+	Consent of Deloitte & Touche Ltd.

23.3+	Consent of Ernst & Young Ltd., independent auditors for Arden Reinsurance Company Ltd.

23.4+	Consent of Ernst & Young LLP, independent auditors firm for Atrium Underwriting Group Ltd.

23.5+	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).

23.6+	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.2).

24.1+	Powers of Attorney (included on signature page).

25.1+	Form of T-1 Statement of Eligibility of Trustee.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.
+	Filed herewith.